UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2026

BINAH CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-41991	88-3276689
Commission File Number	(I.R.S. Employer Identification No.)

80 State Street
Albany, New York	12207
(Address of Principal Executive Offices)	(Zip Code)

(212) 404-7002
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BCGWW	The Nasdaq Stock Market LLC

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On June 12, 2026, Binah Capital Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) virtually via live webcast. At the Annual Meeting, the Company’s stockholders voted on five proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission. As of the record date of April 24, 2026, there were 16,602,460 shares of the Company’s common stock outstanding. At the Annual Meeting, 12,744,834 shares, or approximately 76.76% of all shares of the Company’s common stock outstanding as of the record date, were represented either in person or by proxy. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter:

•	Proposal 1: a proposal to elect one (1) Class II director, Daniel Hynes, to the Board of Directors (the “Board”) to serve until the 2029 Annual Meeting of Stockholders or until his successor is duly elected and qualified;
•	Proposal 2: a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
•	Proposal 3: a proposal to approve, on a non-binding advisory basis, the frequency of the Company’s future advisory votes on the compensation of the Company’s named executive officers;
•	Proposal 4: a proposal to ratify the appointment of FGMK, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
•	Proposal 5: a proposal to approve an amendment to the Company’s 2024 Equity Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder to 2,650,000 shares.

Voting Results

Proposal 1: The voting results for the election of the director nominee were as follows:

	For	Withheld	Broker Non-Vote
Daniel Hynes	11,537,532	53,827	1,153,475

The above nominee was elected as a director of the Company.

Proposal 2: This proposal was approved with 11,530,512 “FOR” votes, 55,126 “AGAINST” votes and 5,721 “ABSTAIN” votes. There were 1,153,475 broker non-votes in connection with this proposal.

Proposal 3: The stockholders approved, on a non-binding advisory basis, a frequency of “every one year” for future advisory votes on executive compensation. The voting results were as follows: 11,576,606 votes for “ONE YEAR,” 7,472 votes for “TWO YEARS,” 6,222 votes for “THREE YEARS” and 1,059 “ABSTAIN” votes. There were 1,153,475 broker non-votes in connection with this proposal. In light of the voting results, the Board of Directors determined that the Company will hold an advisory vote on named executive officer compensation every year.

Proposal 4: This proposal was approved with 12,652,706 “FOR” votes, 90,812 “AGAINST” votes and 1,316 “ABSTAIN” votes.

Proposal 5: This proposal was approved with 10,900,419 “FOR” votes, 690,509 “AGAINST” votes and 431 “ABSTAIN” votes. There were 1,153,475 broker non-votes in connection with this proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2026	BINAH CAPITAL GROUP, INC.

	By:	/s/ Craig Gould
Craig Gould, Chief Executive Officer and Director